October 19 2010

SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street NW
Washington DC 20549

Attn. Document Control

RE	American
Depositary Shares
evidenced by Ten 10
American Depositary
Receipts representing One
1 Ordinary Share of
Colruyt S.A.
 Form F6 File No.
333154269



Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933 as
amended on behalf of The Bank
of New York Mellon as
Depositary for securities against
which American Depositary
Receipts are to be issued we
attach a copy of the new
prospectus Prospectus reflecting
the change in number of ordinary
shares represented by one
American Depositary Share the
Ratio.

As required by Rule 424e the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and to
the file number of the registration
statement to which the Prospectus
relates.

Pursuant to Section III B of the
General Instructions to the Form
F6 Registration Statement the
Prospectus consists of the ADR
certificate with the revised ratio.

The Prospectus has been revised
as follows

One 1 American Depositary
Share represents One Fourth 14
of One 1 Share.


Please contact me with any
questions or comments at 212
8152221.


Sandra Bruno
Senior Associate
The Bank of New York Mellon
ADR Division

Encl.

CC Paul Dudek Esq. Office of
International Corporate Finance






Depositary Receipts
101 Barclay Street, 22nd Floor West, New
York 10286